Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Annual Report of Deerfield Triarc Capital Corp. (the “Company”) on Form 10-K for the period ending December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

          (1)      The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)      The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ JONATHAN W. TRUTTER
	Date:	March 14, 2007
Jonathan W. Trutter
Chief Executive Officer
(Principal Executive Officer)

/s/ RICHARD G. SMITH
	Date:	March 14, 2007
Richard G. Smith
Senior Vice President, Chief Financial Officer
and Treasurer
(Principal Financial Officer)